August 10, 2026 SANRECO Phase 2 Topline Results in Polycythemia Vera Exhibit 99.2

Forward-Looking Statements The information contained in this presentation is being supplied and communicated to you solely for your information and may not be reproduced, further distributed to any other person or published, in whole or in part, for any purpose. The distribution of this presentation in certain jurisdictions may be restricted by law, and persons into whose possession this presentation comes should inform themselves about, and observe, any such restrictions. Although reasonable care has been taken to ensure that the facts stated in this presentation are accurate and that the opinions expressed are fair and reasonable, the contents of this presentation have not been verified by Silence Therapeutics plc (the “Company”) or any other person. Accordingly no representation or warranty, express or implied, is made as to the fairness, accuracy, completeness or correctness of the information and opinions contained in this presentation and no reliance should be placed on such information or opinions. None of the Company, or any of its respective members, directors, officers or employees nor any other person accepts any liability whatsoever for any loss howsoever arising from any use of such information or opinions or otherwise arising in connection with this presentation. No part of this presentation, or the fact of its distribution, should form the basis of or be relied upon in connection with any contract or commitment or investment decision whatsoever. This presentation does not form part of any offer of securities, or constitute a solicitation of any offer to purchase or subscribe for securities or an inducement to enter into any investment activity. Recipients of this presentation are not to construe its contents, or any prior or subsequent communications from or with the Company or its representatives as investment, legal or tax advice. In addition, this presentation does not purport to be all-inclusive or to contain all of the information that may be required to make a full analysis of any transaction. Further, the information in this presentation is not complete and may be changed. Recipients of this presentation should each make their own independent evaluation of the information and of the relevance and adequacy of the information in this document and should make such other investigations as they deem necessary. This presentation may contain forward-looking statements that reflect the Company’s current views and expectations regarding future events. In particular certain statements with regard to the potential therapeutic benefits of divesiran; divesiran’s potential to become the first and best-in-class siRNA treatment for PV; and the timing and the Company’s ability to initiate Phase 3 trail of divesiran and bring divesiran to patients as quickly as possible. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied by the forward looking statements. Although not exhaustive, the following factors could cause actual results to differ materially from those the Company expects: difficulties inherent in the discovery and development of new products and the design and implementation of pre-clinical and clinical studies, trials and investigations, delays in and results from such studies, trials and investigations that are inconsistent with previous results and the Company’s expectations, the failure to obtain and maintain required regulatory approvals, product and pricing initiatives by the Company’s competitors, inability of the Company to market existing products effectively and the failure of the Company to agree beneficial terms with potential partners for any of its products or the failure of the Company’s existing partners to perform their obligations, the ability of the Company to obtain additional financing for its operations and the market conditions affecting the availability and terms of such financing. These and other risks are described more fully in the Company's filings with the Securities and Exchange Commission (“SEC”), including the “Risk Factors” section in the Company's Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 5, 2026. All forward-looking statements contained in this presentation speak only as of the date on which they were made. Except to the extent required by law, we undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made. By participating in this presentation and/or accepting any copies hereof you agree to be bound by the foregoing restrictions and the other terms of this disclaimer.

Introduction Iain Ross, Chairman and Interim Principal Executive Officer

Silence – siRNA Platform Company with Compelling Clinical Data Across Multiple Programs GOLD PLATFORM Proven GalNAc siRNA technology with broad utility Potent, durable and highly specific gene silencing Infrequent dosing enabled by durable pharmacology Strong and growing IP portfolio CLINICAL RESULTS Four clinical-stage assets targeting large unmet needs in rare and cardiometabolic diseases Compelling clinical data generated across multiple programs FRANCHISE OPPORTUNITY Divesiran: first-in-class siRNA for PV ~150K U.S. / ~3.5M global PV population1 Potential best-in-class profile Additional pipeline opportunities beyond PV 1. Using 44/100,000 global population: 7,800m, Kattamis, A. et al. Eur J Haematol (2020)

PV: Large Unmet Need and Proven Market Value Create Significant Upside for a Best-in-Class Therapy Large Underserved Population 2-5 Many PV patients remain phlebotomy-dependent Persistent burden reflects inadequate control Broad addressable population needs better therapy Current Options are Limited 2-5 Limitations in efficacy, safety and tolerability Chronic treatment burden and poor experience Jakafi generates ~$1B annually in PV despite later-line label limitations and treatment tradeoffs1 Compelling Product Profile Robust efficacy Favorable safety Infrequent dosing Better patient experience A best-in-class PV therapy could unlock blockbuster potential in a large underserved market 1. According to Incyte financial disclosures and market share data 2. Verstovsek S, et al. Ann Hematol. 2023 Mar;102(3):571-581; 3. Verstovsek S, et al. Leuk Res. 2017;56:5259.doi:10.1016/j.leukres.2017.01.032.; 4. McMullin MF, et. al. Br J Haematol. 2019 Jan; 184(2): 176-191.; 5. Mesa, R. Clin Adv Hematol Oncol (2017)

SANRECO Results Support Potential Best-in-Class Treatment for Phlebotomy-Dependent PV Patients Efficacy Endpoints Safety Endpoints Infrequent Dosing

SANRECO Phase 2 Topline Results Steven Romano, MD, Chief R&D Officer

Preclinical Phase I Phase II Key Milestones Divesiran (TMPRSS6) Divesiran Clinical Development Program Polycythemia Vera PV is a rare myeloproliferative neoplasm characterized by excessive production of red blood cells Elevated hematocrit (Hct) >45% Primary treatment goal is to maintain Hct <45% HEMATOLOGY Topline 36-Wk Primary EP Results Completed Completed SANRECO Phase 2, n= 48 SANRECO Phase 1, n= 21 GEMINI HV Study, n= 24 Polycythemia Vera (PV) Divesiran has orphan drug and fast track status in PV

Phase 2 SANRECO Study is a Global Trial: 9 Countries / 4 Continents

Phase 2 SANRECO Study: Clinical Study Design

SANRECO Phase 2 Study Overview Design 36-week, placebo-controlled, double-blind period followed by a 3-year, double-blind and open-label extension period evaluating divesiran in 48 phlebotomy-dependent PV patients Key Inclusion Criteria PV diagnosis At least 3 phlebotomies in the last 6 months or 5 in the last year prior to screening Stable dose of cytoreductive agents allowed HCT level <45% prior to dosing Dosing & Administration Divesiran 6 mg vs. placebo Administered s.c. at Q6W and Q12W intervals Key Objectives Primary endpoint: proportion of patients who maintain HCT levels below 45% without phlebotomies between weeks 18 and 36 Secondary endpoints include safety and tolerability, pharmacokinetics, and quality of life changes

SANRECO: Primary Efficacy Endpoint - Response Rate The primary endpoint was met: Significantly higher proportion of clinical responders among the divesiran treated PV patients (88%) compared to those who received placebo (19%) during weeks 18-36; p<0.0001 Placebo adjusted response rate = 69% Note: Response is defined as HCT remaining below 45% and no phlebotomies received during weeks (18-36)

SANRECO: Primary Efficacy Endpoint by Dose Groups Note: Response is defined as HCT remaining below 45% and no phlebotomies received during weeks 18-36 18.8% 81.3% 93.8%

SANRECO: Response Rate Sensitivity Analysis (n=40)* Significantly higher proportion of clinical responders among the divesiran treated PV patients (89%) compared to those who received placebo (8%) during weeks 18-36; p<0.0001 Placebo adjusted response rate = 81% Note: Response is defined as HCT remaining below 45% and no phlebotomies received during weeks 18-36 *All patients who met the Phase 1 criterion of a minimum of 3 phlebotomies in the previous 3 months or 5 in the previous 12 months 7.7% 88.9%

SANRECO: Key Secondary Endpoint - Phlebotomy Rate Mean number of phlebotomies in the divesiran arm was 0.2 compared to 2.1 phlebotomies in the placebo arm during weeks 0-36 (p<0.0001) 12.5% 90.6%

SANRECO: Other Secondary Endpoints Divesiran groups also showed improvements in: Hematocrit control Iron markers, including ferritin Patient reported outcomes using MPN-SAF Total Symptom Score (MPN-SAF TSS)

Summary of Adverse Events (Weeks 0-36) Divesiran was generally well tolerated Safety profile was in line with previous divesiran trials; no new safety findings Injection site reactions were infrequent and self-limiting There were two investigator reported grade 1 anemia adverse event cases

Next Steps Phase 2 SANRECO full results Submitted abstract to ASH Congress (Dec 12-15, New Orleans) End of Phase 2 meeting by year end Initiate Phase 3 study in 1H 2027

SANRECO Results Support Potential Best-in-Class Treatment for Phlebotomy-Dependent PV Patients Phase 2 profile supports potential best-in-class positioning in phlebotomy-dependent PV

Q&A

THANK YOU!